UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California 90010

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Broadway Financial Corporation (“Company”), parent company of Broadway Federal Bank, f.s.b. (“Bank”) announced in a press release dated February 3, 2009 that Mr. Wayne-Kent A. Bradshaw, age 62, has joined the Bank as President and Chief Operating Officer effective February 2, 2009. He will not have a fixed term of office and will serve at the pleasure of the board of directors. Prior to joining the Bank, Mr. Bradshaw served as the Regional President and National Manager for the Community and External Affairs activities for Washington Mutual. His prior experience included service as President and Chief Executive Officer of Family Savings Bank and Founders National Bank.

Mr. Bradshaw’s annual base salary will be $195,000 and he will also be eligible for an annual bonus, which is targeted at 40% of his base salary. Mr. Bradshaw’s compensation package includes a severance provision of 30 months compensation for termination other than for cause. Mr. Bradshaw will be eligible to participate in the employee benefit programs (including medical, dental and other insurance programs) generally available to all full-time employees.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated February 3, 2009, announcing the appointment of Mr. Wayne-Kent A. Bradshaw as President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION (Registrant)

Date: February 4, 2009	By:	/s/ Samuel Sarpong
Samuel Sarpong Chief Financial Officer